Jupiter Wellness Initiates Clinical Study of CaniSun for the Treatment of Actinic Keratosis.

•	58 million Americans have Actinic Keratosis (AK) the most common precancer of the skin.
•	The study to investigate if CaniSun may act as a prophylactic, reducing the occurrence of actinic keratosis (AK) and potentially inhibiting AK’s progression into squamous cell carcinoma.

Jupiter, FL – Accesswire - November 24, 2020 - Jupiter Wellness, Inc. (Nasdaq: JUPW), announced today they are initiating a clinical study of its CaniSun™ sunscreen lotion for the treatment of actinic keratosis (AK), the most common precancer that forms on the skin as a result of exposure to ultraviolet (UV) rays. The Skin Cancer Foundation, estimates 58 million Americans have one or more AK lesions which appear as raised, scaly discolored patches on sun exposed skin. Left untreated, approximately 20% of AK lesions progress to squamous cell carcinoma.

The primary objective of this study is to evaluate Canisun as a treatment for Actinic Keratosis by evaluating the efficacy in both treatment and prophylaxis of patients. The clinical study will recruit an estimated 116 adults diagnosed with Actinic Keratosis and will be conducted by Applied Biology (Irvine, CA) The primary efficacy endpoint is the percentage of patients with complete clearance of AK lesions.

CaniSun is an over-the-counter (OTC) product, which in addition to being an effective sunscreen, may act as a prophylactic treatment to prevent AK from occurring and/or to inhibit its progression into squamous cell carcinoma (skin cancer). Current treatment protocol for AK is surgical removal and/or medication. Treatments on the market include the prescription cream Imiquimod, an immune response modifier; however, such creams may cause adverse side effects including intense local inflammation. CaniSun’s potential efficacy may position it as an alternative therapy.

“I am excited to work with Applied Biology in the clinical evaluation of Canisun, which may have the potential to offer relief from this side-effect to patients exposure to UV rays" said Brian John CEO of Jupiter Wellness. "Initiating this AK study represents an important opportunity for Jupiter Wellness to obtain patient data and evaluate any potential benefits of our sunscreen products”.

About Jupiter Wellness

Jupiter Wellness, Inc. (NASDAQ: JUPW) is a developer of cannabidiol (CBD) based medical therapeutics and wellness products. The Company’s clinical pipeline of CBD-enhanced skin care therapeutics address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenues from a growing line of proprietary over-the-counter skincare products including its CaniSun™ sunscreen and other wellness brands.

For additional information, please visit www.JupiterWellnessInc.com. The Company’s public filings can be found at www.Sec.gov.

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